UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
April 16, 2009
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BROADPOINT SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)

10017
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of April 16, 2009, George C. McNamee resigned as director of Broadpoint Securities Group, Inc. (the “Company”).

On April 16, 2009, Robert A. Gerard was unanimously elected by the Board of Directors of the Company to fill the vacancy left by the resignation of Mr. McNamee.   The Board of Directors determined that Mr. Gerard is an “independent director” as defined in the NASDAQ Stock Market listing standards, and is independent within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and the Company’s Corporate Governance Guidelines.  Mr. Gerard was also appointed to serve as an independent member of the Board’s Audit Committee and a member and Chair of the Board’s Executive Compensation Committee.

Mr. Gerard is the General Partner and Investment Manager of GFP, L.P., a private investment partnership.  Since 2004, Mr. Gerard has been Chairman of the Management Committee and Chief Executive Officer of Royal Street Communications, LLC, a licensee, developer and operator of wireless telecommunications systems in Los Angeles and Central Florida.  From 1974 to 1977, Mr. Gerard served in the United States Department of the Treasury, completing his service as Assistant Secretary for Capital Markets and Debt Management. From 1977 until his retirement in 1991, he held senior executive positions with the investment banking firms Morgan Stanley & Co., Dillon Read & Co. and Bear Stearns.  Mr. Gerard is a member of the Board of Directors of H&R Block, Inc., serving as Chairman of the Governance and Nominating Committee and a member of the Finance Committee of such board.

A copy of the press release announcing these changes to the Board of Directors is furnished with this Form 8-K as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)           Exhibits.

99.1 – Press Release of Broadpoint Securities Group, Inc. dated April 17, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT SECURITIES GROUP, INC.

By: /s/ Robert I. Turner
Name: Robert I. Turner
Title: Chief Financial Officer

Dated: April 17, 2009